UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 14, 2016
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Oakridge Global Energy Solutions Inc.
(Exact name of registrant as specified in its charter)
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Colorado	000-50032	94-3431032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3520 Dixie Highway, Palm Bay, FL  32905
 (Address of principal executive offices) (Zip Code)

(321) 610-7959
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 14, 2016, the Company issued 5,078,824 shares of the Company's common stock to JMJ Financial pursuant to the following conversions and exercises:

a.	Conversion of $647,289.89 pursuant to the Convertible Note dated June 22, 2016 for 3,460,148 shares of common stock
b.	Conversion of $6,104.66 pursuant to the Convertible Note dated June 22, 2016 for 32,633 shares of common stock
c.	Cashless exercise of a warrant into 1,576,043 shares of common stock.
d.	Exercise of a warrant into 10,000 shares of common stock for which JMJ paid $1,870.70

After the conversions, $7,105.45 remains due and owing on the June 22, 2016 convertible note. JMJ exercised all their available warrants.

The shares were issued with a restrictive legend and were issued pursuant to an exemption from registration as they had not otherwise been registered. The Company had an obligation to register the shares, but it did not, and it was assessed a penalty of $50,000 by JMJ for its failure to register the shares underlying the Convertible Note and Warrants. That amount was added to the balance due on the Convertible Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oakridge Global Energy Solutions Inc.

Date: September 20, 2016	By:	/s/ Stephen Barber
	Name:	Stephen Barber
	Title:	Chief Executive Officer